Exhibit 2.3
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                                 FIRST AMENDMENT

FIRST AMENDMENT dated as of July 29, 2004 (this "Amendment") to the Amended and Restated Credit Agreement dated as of April 12, 2004, (the "Credit Agreement") among Volt Information Sciences, Inc., Gatton Volt Consulting Group Limited, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent, (the "Agent"). Unless the context requires otherwise, capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

                                 R E C I T A L S

WHEREAS, Volt Delta Resources, Inc. ("Delta Inc."), the Domestic Borrower and other Subsidiaries have entered into agreements (collectively, the "Nortel Agreement") with Nortel Networks, Inc. and certain of its affiliates (collectively, "Nortel"), in anticipation of which Nortel Agreement, among other things, Delta Inc. has converted to a limited liability company under Nevada law ("Delta"), and pursuant to which Nortel Agreement Nortel intends to acquire a 24% Equity Interest in Delta;

WHEREAS, in connection with the Nortel Agreement the Domestic Borrower is required to obtain the release of Delta as a Guarantor under the Credit Agreement and the Guaranty of Payment and as a Collateral Grantor Subsidiary under the Subsidiary Security Agreement;

WHEREAS, the Domestic Borrower and Delta have requested certain amendments to and consents under the Credit Agreement in connection with the Nortel Agreement, as well as the consent of the Lenders for the said releases of Delta; and

WHEREAS, the Lenders are willing to agree to such amendments and to grant such consent on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree as follows:

                                 I. AMENDMENTS

The Credit Agreement is hereby amended effective as of the Nortel Effective Date (provided the First Amendment Date (defined below) also has occurred), as follows:

         1.1. The following definitions are hereby added to Section 1.01 in their respective alphabetical order:

                           "Delta" means Volt Delta Resources, LLC, a Nevada
                  limited liability company that resulted from the conversion of Volt Delta Resources, Inc., a Nevada corporation.

                           "Delta Approved Intercompany Debt" shall mean: (i) up
                  to an aggregate principal amount at any one time outstanding, calculated without duplication, of

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                  $5,000,000 of unsecured Intercompany Debt (other than Delta
                  Group Intercompany Debt); or (ii) up to an aggregate principal amount at any one time outstanding, calculated without duplication, of $10,000,000 of Intercompany Debt (other than Delta Group Intercompany Debt) which is (A) secured only by accounts receivable of one or more members of the Delta Group, and (B) otherwise made on commercially reasonable terms and conditions, with customary or market interest rates, repayment terms, advance rates and eligibility criteria for accounts receivable.

                           "Delta Group" means, collectively, (x) Delta RHI, (y)
                  Delta and (z) Delta's subsidiaries.

                           "Delta Group Intercompany Debt" means loans, advances
                  and any other extension of credit made by any member(s) of the Delta Group to any other member(s) of the Delta Group.

                           "Delta RHI" means Volt Delta Resource Holdings, Inc.,
                  a Nevada corporation.


                           "First Amendment" shall mean the First Amendment
                  dated as of July __________, 2004, to this Agreement, which First Amendment also amends the Guaranty of Payment and the Subsidiary Security Agreement.

                           "First Amendment Date" means the effective date of
                  the First Amendment.

                           "Nortel" means Nortel Networks, Inc., collectively
                  with its applicable affiliates.

                           "Nortel Agreement" shall have the meaning given to
                  such term in the recitals to the First Amendment.

                           "Nortel Effective Date" means the closing date of the
                  Nortel Transaction.

                           "Nortel Transaction" means, collectively, (x) the
                  transaction contemplated to occur on the Nortel Effective Date in accordance with the Nortel Agreement, and (y) the $2,000,000 payment obligations of the Domestic Borrower payable to Nortel on the sixth and eighteenth monthly anniversaries of the Nortel Effective Date, all as described on Schedule A to the First Amendment.

         1.2. Section 1.01 is amended to delete the references to "Volt Delta Resources, Inc." in the terms "Eligible Group A Receivables" and "Guarantors".

         1.3. The definition of "Account Receivable" in Section 1.01 is amended to read in its entirety as follows:

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

                  "Account Receivable" shall have the meaning assigned to the term "Accounts" under the Subsidiary Security Agreement and, for purposes of this Agreement, shall mean an "Account" of a Collateral Grantor Subsidiary.

         1.4. Section 3.01 is amended and restated in its entirety as follows:

                  "Each of the Domestic Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. The Nevada corporation known as Volt Delta Resources, Inc., as in existence on the Effective Date, was converted prior to the First Amendment Date into a Nevada limited liability company named Volt Delta Resources, LLC."

         1.5. (A) Sections 5.01(l) is amended to add the following at the end thereof:

                  "; provided, however, that the obligations of the Borrowers and the Guarantors under this subsection (l) as to information regarding any member of the Delta Group shall be subject to the confidentiality provisions set forth in the Nortel Agreement (and the agreements contemplated thereby being entered into as of the Nortel Effective Date). However, the Borrowers and the Guarantors shall use all reasonable efforts to obtain Nortel's approval to permit disclosure of anything that would be required under this subsection but for the foregoing proviso clause."

                  (B) Section 5.02 is amended by adding the following at the end thereof:

                  "The obligations of the Borrowers and the Guarantors under this Section 5.02 to provide notices shall be subject, in the case of notices relating to the Delta Group, to the confidentiality provisions set forth in the Nortel Agreement (and the agreements contemplated thereby being entered into as of the Nortel Effective Date). However, the Borrowers and the Guarantors shall use all reasonable efforts to obtain Nortel's approval to permit disclosure of anything that would be required under this Section but for the foregoing sentence."

                  (C) Section 5.06 is amended by adding the following language at the end thereof:

                  "The obligations of the Borrowers and the Guarantors under this Section 5.06, as they relate to access, inspection and discussion rights pertaining to any member of the Delta Group shall subject to the confidentiality provisions set forth in the Nortel Agreement (and the agreements contemplated thereby being entered into as of the Nortel Effective Date). However, the Borrowers and the Guarantors shall use all reasonable efforts to obtain Nortel's approval to permit any such access, inspection and discussions that would be required under this Section but for the foregoing sentence."

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

                  (D) Section 5.09 is amended by adding the following at the end thereof:

                  "Notwithstanding the foregoing, nothing in this Section 5.09 shall be deemed to require any Borrower or Guarantor to cause any member of the Delta Group to be or become a party to, or otherwise to become obligated under, this Agreement or any other Credit Document."

                  (E) A new Section 5.10(c) is added which shall read as follows:

                  "(c) Notwithstanding anything in this Section 5.10 to the contrary, no member of the Delta Group shall be required to become or continue as a Guarantor or a Collateral Grantor Subsidiary. However, the Domestic Borrower shall not permit any member of the Delta Group to incur Intercompany Debt other than (i) Delta Approved Intercompany Debt and (ii) Delta Group Intercompany Debt. If any member of the Delta Group shall become indebted in an aggregate principal amount, calculated without duplication, of $5,000,000 or more on account of Intercompany Debt (whether secured or unsecured), other than Delta Group Intercompany Debt, the Domestic Borrower will so notify the Administrative Agent and inform the Administrative Agent of the details with respect thereto. In addition, in the case of Delta RHI, it shall be a condition to the applicability of the first sentence of this subsection (c) that the only assets of such corporation be its Equity Interest in Delta, cash, Permitted Investments and receivables on account of Intercompany Debt owing to it."

         1.6. Clause (g) of Section 6.01 is amended to read in its entirety as follows:

                  "(g) Guarantees by the Domestic Borrower of Indebtedness of Subsidiaries, except that Guarantees otherwise permitted by the foregoing shall be prohibited to the extent such (Subsidiary) Indebtedness would otherwise be prohibited under this Agreement; provided, however, that no such (otherwise permitted) Guarantee may be a Guarantee of any obligations on account of Debt for Borrowed Money owing by any member of the Delta Group; and provided, further, that, after treating any such (otherwise permitted) Guarantee for a member of the Delta Group as Delta Approved Intercompany Debt, the aggregate principal amount at any one time outstanding under that Guarantee and other Delta Approved Intercompany Debt, calculated without duplication, shall not exceed either of the quantitative limits set forth in the definition of `Delta Approved Intercompany Debt'."

         1.7. Clause (h) of Section 6.01 is amended to read in its entirety as follows:

                  "(h) other Indebtedness of the Domestic Borrower not constituting: (A) Debt for Borrowed Money; (B) a Guarantee on behalf of a member of the Delta Group (effectively) prohibited under Section 6.01(g); or (C) a performance, trade, bid or other kind of guaranty of any kind on behalf of any member(s) of the Delta Group if after treating such guaranty as Delta Approved Intercompany Debt (having a value determined by the

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

                  Administrative Agent, in its reasonable discretion), the aggregate principal amount at any one time outstanding under such guaranty and other Delta Approved Intercompany Debt, calculated without duplication, shall not exceed either of the quantitative limits set forth in the definition of `Delta Approved Intercompany Debt'."

         1.8. Clause (i) of Section 6.01 is amended to read in its entirety as follows:

                  "(i) other Indebtedness of the Domestic Borrower and its Subsidiaries (other than any member of the Delta Group) not exceeding an aggregate principal amount of $5,000,000 at any time;".

         1.9. A new clause (j) is added at the end of Section 6.01 (and the punctuation is adjusted accordingly), which shall read as follows:

                  "(j) other Indebtedness (including any Guarantees) of members of the Delta Group other than Delta RHI (and not of any of the Borrowers or the other Subsidiaries, unless otherwise permitted under this Section 6.01 or under Section 6.04) obtained on either a secured or an unsecured basis; provided, however, that any such Indebtedness which is Intercompany Debt must constitute either (i) Delta Approved Intercompany Debt or
                  (ii) Delta Group Intercompany Debt; and".

         1.10. A new clause (k) is added at the end of Section 6.01 (and the punctuation is adjusted accordingly), which shall read as follows:

                  "(k) the payment obligations of the Domestic Borrower as described in clause (y) of the definition of `Nortel Transaction', insofar as those payments may constitute "deferred purchase price", under the definition of Indebtedness."

         1.11. A new clause (g) is added to Section 6.02 (and the punctuation is adjusted accordingly), which new clause shall read in its entirety as follows:

                  "(g) Liens on assets of any member of the Delta Group other than Delta RHI (and not on any assets of any Borrower or any other Subsidiary), provided that the Indebtedness or other obligations of any member of the Delta Group secured thereby itself is not prohibited under this Agreement.

         1.12. Section 6.03(a) is amended to add the following sentence at the end thereof:

                  "Notwithstanding the foregoing, foregoing clauses (ii) and
                  (iii) of this subsection shall not apply where (A) the surviving Subsidiary would be a member of the Delta Group (unless only involving members of the Delta Group), or (B) the recipient of sold, leased, transferred or otherwise disposed of assets would be a member of the Delta Group (unless the transferor was a member of the Delta Group).

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

         1.13. Section 6.03(b)(vi) shall be amended by adding the following at the end thereof:

                  "; provided, however, that the Nortel Transaction (including the sale of Equity Interests in certain newly formed subsidiaries that are, or upon consummation of the Nortel Transaction will be, part of the Delta Group, as described on Schedule A to the First Amendment, and the sale of the 24% Equity Interest in Delta) shall be deemed to be the only permitted sale, conveyance or other transfer for the purposes of this Section 6.03(b)(vi) for the period beginning on April 12, 2004 and ending on April 11, 2005."

         1.14. The final paragraph Section 6.03(b) is amended by adding "(other than any member of the Delta Group)" after the word "Subsidiary" therein.

         1.15. Section 6.04 is amended to add the following sentence at the end thereof:

                   "Notwithstanding the foregoing exceptions, the Domestic
                  Borrower will not permit Delta RHI to have or hold any asset of any kind other than as is permitted under Section 5.10(c).

         1.16. Section 6.05 is amended to add the following sentence at the end thereof:

                  "Notwithstanding the foregoing, if the "Put/Call Option" described on Schedule A to the First Amendment constitutes a Swap Agreement, the same shall be deemed permitted hereunder."

         1.17. Section 6.07(b) is amended by adding the following at the end thereof:

                  "Notwithstanding any of the foregoing, the following transactions will be permitted: (i) the Nortel Transaction,
                  (ii) transactions between or among members of the Delta Group,
                  (iii) transactions between any member of the Delta Group and the Domestic Borrower and any other Subsidiary as long as such transaction is (A) consistent with past practices or (B) at such prices and on terms and conditions not less favorable to the Domestic Borrower or such other Subsidiary than could be obtained on an arm's length basis from unrelated third parties."

         1.18. Section 6.08 is amended by: (a) adding a new clause (iv) therein (and the punctuation is adjusted accordingly), as follows:

                  "(iv) the foregoing shall not apply in the case of any prohibition, restriction or condition imposed under (A) any agreement or instrument pertaining to Indebtedness of any member of the Delta Group or (B) the Members Agreement (as referenced on Schedule A to the First Amendment).";

and (b) by adding "prohibitions," before the word "restrictions" in clauses (i),
(ii) and (iii) thereof.

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

         1.19. Section 6.10(a) shall be amended in its entirety to read as follows:

                  "The Domestic Borrower will not permit or suffer Consolidated Tangible Net Worth: (i) at any time prior to the close of the first fiscal quarter in which the sale of the 24% Equity Interest in Delta pursuant to the Nortel Agreement is reflected on the Domestic Borrower's financial statements, to be less than $220,000,000; (ii) for the first fiscal quarter in which such sale is reflected in the Domestic Borrower's financial statements, to be less than $220,000,000 when calculated without reference to adjustments resulting from such sale; or (iii) at any time after the first quarter in which such sale is reflected on such financial statements, to be less than 93% of Consolidated Tangible Net Worth as shown on the first financial statements of the Domestic Borrower in which such sale is reflected. The Administrative Agent and the Domestic Borrower shall promptly confirm in writing the dollar amount constituting the minimum requirement under foregoing clause (iii).

         1.20. Section 6.10(b) shall be amended by adding the following at the end thereof:

                  "; provided, however, that EBIT attributable to Delta or to any other Subsidiary which is not (directly or indirectly) wholly-owned by the Domestic Borrower (a "Non-Wholly Owned Subsidiary") shall be included in the foregoing calculation only to the extent of cash actually received by the Domestic Borrower or a (directly or indirectly) wholly-owned Subsidiary from Delta or such other Non-Wholly Owned Subsidiary in the form of a dividend or similar distribution; and provided, further, that, for the purposes of calculating this ratio, only 76% of Delta's (or the equivalent percentage of Equity Interests owned directly or indirectly by the Domestic Borrower in any other Non-Wholly Owned Subsidiary) Interest Expense shall be included therein."

         1.21. Section 9.12 is amended and restated in its entirety to read as follows:

                  "Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, (i) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative

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

                  transaction relating to the Domestic Borrower and its obligations, (g) with the consent of any Borrower or Subsidiary or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Borrower or Subsidiary. For the purposes of this Section, "Information" means all information received from any Borrower or any Subsidiary relating to any Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Borrower or a Subsidiary; provided that, in the case of information received from a Borrower or a Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information."

                               II. MISCELLANEOUS

         2.1. The Lenders hereby: (a) ratify the conversion of Delta Inc. into Delta as contemplated above; and (b) consent to the Nortel Transaction.

         2.2. Effective as of the Nortel Effective Date (provided the First Amendment Date also has occurred): (a) Delta is hereby released from any and all obligations it has as (i) a Guarantor under the Credit Agreement or the Guaranty of Payment, or both, and (ii) a Collateral Grantor Subsidiary under the Subsidiary Security Agreement (or as a "Grantor" thereunder, as defined therein), as those documents existed prior to the effectiveness of Article I of this Amendment; (b) the Liens granted by Delta under the Subsidiary Security Agreement and any other Collateral Document are hereby released; (c) any and all rights of setoff granted by Delta under or in connection with the Credit Agreement, the Guaranty of Payment or the Subsidiary Security Agreement are hereby terminated; (d) Delta is hereby removed as a party to the Credit Agreement, the Guaranty of Payment, the Subsidiary Security Agreement and each other Credit Document to which it had been a party; (e) the Credit Agreement, the Guaranty of Payment, the Subsidiary Security Agreement and the other applicable Credit Documents are deemed amended accordingly; and (f) Delta is authorized to file any UCC-3 termination statement with respect to the foregoing.

         2.3. Effective upon the releases, terminations and other events contemplated in foregoing Section 2.2, the Borrowers, the Guarantors other than Delta (hereinafter, the "Continuing Guarantors") and the Collateral Grantor Subsidiaries other than Delta (hereinafter the "Continuing Collateral Grantor Subsidiaries") hereby reaffirm their obligations under the Credit Agreement, the Guaranty of Payment, the Subsidiary Security Agreement and the other Credit Documents, as applicable, and hereby expressly approve of the release and removal of Delta therefrom.

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         2.4. (A) Each Borrower and each Continuing Guarantor (subject, mutatis mutandis, to Section 9.17 of the Credit Agreement) hereby represents and warrants, both as of the First Amendment Date and the Nortel Effective Date, that:

         (a) the execution, delivery and performance of each Borrower, each Continuing Guarantor and each Collateral Grantor Subsidiary (as applicable) of this Amendment and any other agreement, instrument or document executed and delivered in connection with this Amendment: (i) is within its corporate or limited liability company powers (as applicable), (ii) has been duly authorized by all necessary corporate or limited liability company action (as applicable),
(iii) does not contravene any law, rule or regulation applicable to it, and (iv) does not violate or create a breach or default under its organizational documents or any contractual provision binding on it or affecting it or any of its property (including, without limitation, those under the Nortel Agreement);

         (b) this Amendment (and the Credit Agreement as amended hereby) constitute its legal, valid and binding obligation, enforceable against it (where such Borrower, such Guarantor or such Collateral Grantor Subsidiary is a party thereto) in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

         (c) after giving effect to this Amendment and the Nortel Agreement (and any other agreements made pursuant to the Nortel Agreement) and to the transactions contemplated hereby and thereby: (i) there is no Default; and (ii) all obligations of the Borrowers, the Continuing Guarantors and the Continuing Collateral Grantors Subsidiaries under or in connection with the Credit Agreement, as amended hereby, and the other Credit Documents, as amended hereby, are payable in accordance with the terms of the Credit Agreement and other Credit Documents, all as amended hereby, without any defense, setoff or counterclaim of any kind;

         (d) the representations and warranties of each Borrower, each Continuing Guarantor and each Continuing Collateral Grantor Subsidiary appearing in the Credit Documents were true and correct in all material respects as of respective the dates when made and, after giving effect to this Amendment, the transactions contemplated hereby and thereby, continue to be true and correct in all material respects on the date hereof, except: (i) as to any such representation or warranty which by its terms applies only as to a specified (earlier) date; and (ii) in the case of any other representation or warranty, to the extent of changes resulting from transactions or events not prohibited by the Credit Documents; and

         (e) the description of the Nortel Transaction, as set forth on Schedule A hereto, is in all material respects a true and correct summary description of the transactions contemplated in the Nortel Agreement, and will continue to be true and correct in all material respects upon the effectiveness of the amendments to the Credit Agreement and the other Credit Documents set forth in this Amendment.

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

         (B) Delta hereby represents and warrants that:

         (a) the execution, delivery and performance by Delta of this Amendment and any other agreement, instrument or document executed and delivered in connection with this Amendment: (i) is within its limited liability company powers, (ii) has been duly authorized by all necessary limited liability company action, (iii) does not contravene any law, rule or regulation applicable to it, and (iv) does not violate or create a breach or default under its organizational documents or any contractual provision binding on it or affecting it or any of its property (including, without limitation, those under the Nortel Agreement);

         (b) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

         (c) the description of the Nortel Transaction, as set forth on Schedule A hereto, is in all material respects a true and correct summary description of the transactions contemplated in the Nortel Agreement, as set forth on Schedule A hereto, and will continue to be true and correct in all material respects upon the effectiveness of the amendments to the Credit Agreement and the other Credit Documents set forth in this Amendment.

         2.5. The Domestic Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent incurred by it in connection with or arising out of the negotiation, preparation, review, execution and delivery of this Amendment and the agreements and instruments referred to herein and therein and the transactions contemplated hereby and thereby (including search fees and the reasonable fees and expenses of counsel to the Administrative Agent).

         2.6. (a) At any time and from time to time, upon the written request of the Administrative Agent and at the sole cost and expense of the Domestic Borrower, the Borrowers, the Continuing Guarantors and the Continuing Collateral Grantor Subsidiaries will promptly execute, acknowledge and/or deliver all such further instruments and agreements and take such further actions as may be reasonably necessary or appropriate to more fully implement the purposes of this Amendment, the Credit Agreement as amended hereby, and the other Credit Documents. Failure to comply with any of the foregoing provisions of this
Section 2.6(a) within fifteen (15) days after either the stated due date thereof (where applicable) or notice thereof from the Administrative Agent (where there is no stated due date above), shall constitute an additional Event of Default. Notwithstanding the foregoing, nothing in this Section 2.6(a) shall be deemed to require any Borrower or Continuing Guarantor or Continuing Collateral Grantor Subsidiary to cause any member of the Delta Group to be or become a party to, or otherwise to become obligated under, the Credit Agreement or any other Credit Document at any time from or after the Nortel Effective Date.

         (b) At any time and from time to time, prior to the Nortel Effective Date, upon the written request of the Administrative Agent and at the sole cost and expense of the Domestic Borrower, Delta will promptly execute, acknowledge and/or deliver all such further instruments

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

and agreements and take such further actions as may be reasonably necessary or appropriate to more fully implement the purpose of this Amendment, the Credit Agreement as amended hereby, and the other Credit Documents. Failure to comply with any of the foregoing provisions of this Section 2.6(b) within (15) days after either the stated due date thereof (where applicable) or notice thereof from the Administrative Agent (where there is no stated due date above), shall constitute an additional Event of Default. Notwithstanding the foregoing, nothing in this Section 2.6(b) shall be deemed to require Delta to be or become, or to cause any other member of the Delta Group to become, a party to, or otherwise to become obligated under, the Credit Agreement or any other Credit Document at any time from or after the Nortel Effective Date; provided, however, that Delta shall not be released from responsibility for any representations and warranties made by it in this Amendment prior to the Nortel Effective Date.

         2.7. Each of the parties hereto other than Delta agree and acknowledge that the Credit Agreement, as amended hereby, and the other Credit Documents as amended hereby (including, without limitation, all security interests thereunder), are hereby ratified and confirmed in all respects, and shall continue in full force and effect. All references in any Credit Document to the Credit Agreement, the Guaranty of Payment or the Subsidiary Security Agreement shall be deemed to be references to the Credit Agreement, the Guaranty of Payment or the Subsidiary Security Agreement (as applicable), as amended by this Amendment, and as the same may be further amended, supplemented or otherwise modified from time to time.

         2.8. This Amendment sets forth the entire agreement of the parties with respect to the subject matter hereof.

         2.9. Neither this Amendment nor any provision hereof may be waived, amended or modified except pursuant to an agreement complying with Section 9.02(b) of the Credit Agreement.

         2.10. This Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles of New York State law other than ss. 5-1401 of the New York General Obligations Law.

         2.11. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one agreement. Delivery of an executed signature page of this Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Amendment.

         2.12. This Amendment shall become effective as of the date when each of the following conditions ((a) through (e)) shall have been satisfied, provided that (i) such conditions are satisfied on or before August 31, 2004, and (ii) all amendments to the Credit Agreement, the Guaranty of Payment and the Subsidiary Security Agreement shall only become effective on the Nortel Effective Date but only if this Amendment has otherwise become effective on or before the Nortel Effective Date:

         (a) the Administrative Agent shall have received counterparts of (i) this Amendment executed and delivered by each of the Borrowers, the Continuing Guarantors, Delta, the Lenders and the Administrative Agent;

         (b) all legal matters incident to this Amendment, the other instruments and agreements relating hereto and the transactions contemplated hereby shall be satisfactory to the Administrative Agent (who shall be entitled to rely on the advice of its counsel in connection therewith);

         (c) the Administrative Agent shall have received certificates of resolution, incumbency and corporate documents, with respect to this Amendment and, in the case of Delta, with respect to the Nortel Agreement and the transactions contemplated thereby, from the Domestic Borrower, all Continuing Guarantors and Delta (as applicable), together with such other documents and certificates as it may reasonably request, all in form and substance satisfactory to the Administrative Agent in its reasonable discretion; and

         (d) each Lender shall have been paid an amendment fee equal to $5,625.

The Administrative Agent shall notify the Borrowers, the Continuing Guarantors, Delta and the Lenders of the occurrence of the First Amendment Date and of the date when the amendments to the Credit Agreement, the Guaranty of Payment and the Subsidiary Security Agreement shall have become effective, and any such notice shall be conclusive and binding. The Administrative Agent is authorized to fill in the First Amendment Date at the outset of this Amendment and in
Section 1.1 hereof. The Domestic Borrower shall promptly notify the Administrative Agent of the occurrence of the Nortel Effective Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

VOLT INFORMATION SCIENCES, INC.                              JPMORGAN CHASE BANK,
(a New York corporation)                                     as a Lender and as Administrative Agent


By:  /s/ William Shaw                                        By:  /s/ Cynthia Lash
   --------------------------------------------------             --------------------------------------------------
Name:    William Shaw                                        Name:    Cynthia Lash
Title:   Chairman                                            Title:   Vice President

GATTON VOLT CONSULTING GROUP                                 VMC CONSULTING CORP.,
LIMITED                                                      a Delaware corporation
(a United Kingdom corporation)


By:  /s/ James J. Groberg                                    By:  /s/ Ludwig M. Guarino
   --------------------------------------------------             --------------------------------------------------
Name:    James J. Groberg                                    Name:    Ludwig M. Guarino
Title:   Director                                            Title:   Treasurer


MELLON BANK, N.A.,                                           DATANATIONAL, INC.
as a Lender                                                  (a Delaware corporation)


By:  /s/ Marla A. De Yulis                                   By:   /s/ Ludwig M. Guarino
   --------------------------------------------------             --------------------------------------------------
Name:    Marla A. De Yulis                                   Name:     Ludwig M. Guarino
Title:   Assistant Vice President                            Title:    Treasurer

WELLS FARGO BANK, N.A.,                                      VOLT DIRECTORIES S.A., LTD.
as a Lender                                                  (a Delaware corporation f/k/a Volt-Autologic
                                                             Directories S.A., Ltd.)


By:  /s/ Kathleen Rosof                                      By:   /s/ Ludwig M. Guarino
   --------------------------------------------------             --------------------------------------------------
Name:    Kathleen Rosof                                      Name:     Ludwig M. Guarino
Title:   Vice President                                      Title:    Treasurer

LLOYD TSB BANK PLC,                                          VOLT INFORMATION SCIENCES
as a Lender                                                  FUNDING, INC. (a Delaware corporation)


By:  /s/ Janaina Nascimiento                                 By:   /s/ Ludwig M. Guarino
   --------------------------------------------------             --------------------------------------------------
Name:    Janaina Nascimiento                                 Name:     Ludwig M. Guarino
Title:   BO, Corporate Banking                               Title:    Treasurer

                                                             VOLT TELECOMMUNICATIONS
                                                             GROUP, INC., a Delaware corporation

By:  /s/ Richard Heath                                       By:   /s/ Ludwig M. Guarino
   --------------------------------------------------             --------------------------------------------------
Name:    Richard Heath                                       Name:     Ludwig M. Guarino
Title:   VP, Corporate Banking                               Title:    Treasurer

VOLT DELTA RESOURCES, LLC                                    DATANATIONAL OF GEORGIA, INC., a
  (a Nevada limited liability company)                       Georgia corporation


By:  /s/ Ludwig M. Guarino                                   By:   /s/ Ludwig M. Guarino
   --------------------------------------------------             --------------------------------------------------
Name:    Ludwig M. Guarino                                   Name:     Ludwig M. Guarino
Title:   Treasurer                                           Title:    Treasurer


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